UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 26, 2006
DOUGLAS LAKE MINERALS INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 808 - 27 Alexander Street, Vancouver, British Columbia, Canada V6A 1B2
Telephone No.: (604) 230-4930
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Suite 500 - 602 West Hastings, Vancouver, British Columbia, Canada V6B 1B2 (Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a) On April 26, 2006, the registrant ("Douglas Lake" or the "Company") completed an acquisition of three Prospecting Licenses in Tanzania, from KBT Discovery Group Tanzania Ltd. ("KBT"), Hydro-Geos Consulting Group Tanzania Limited ("HG") and Megadeposit Explorers Limited ("Megadeposit"). We issued an aggregate of 16,000,000 restricted shares to KBT, HG and Megadeposit, and their nominees.

This acquisition is pursuant to asset purchase agreements dated August 4, 2005, as amended, between Douglas Lake and each of KBT, HG and Megadeposit.

(b) As a result of the acquisition, we acquired three Prospecting Licenses: Prospecting Licence No. 2810/2004 known as "Tabora" which cover an area of approximately 105.8 square miles (377 square kilometers) in Tanzania; Prospecting License No. 2683/2004 known as "Ashanti South West", which covers an area of approximately 84 square miles (210 square kilometers) in Tanzania; and Prospecting Licence No. 2957/2005 known as "Negero (Green Hills)", which covers an area of approximately 82.7 square miles (206.8 square kilometers) in Tanzania; and pursuant to our contract with KBT, we are to acquire another two Prospecting Licenses within 120 days.

The two other Prospecting Licenses that are being transferred to us within 120 days, Prospecting Licence No. 3117/2005 known as "Morogoro" and Prospecting Licence No. 3118/2005 known as "KM 7", are currently in the name of Atlas Africa Limited ("Atlas"), a Tanzanian company, and KBT has entered into an agreement with Atlas which gives KBT the right to prospect minerals under the two said Prospecting Licenses and an option to enter into a joint venture with Atlas to prospect and mine minerals under the two said Prospecting Licenses. Within 120 days, KBT will cause Atlas to terminate the joint venture agreements and transfer the Morogoro and KM 7 Prospecting Licenses to our name and we will pay KBT $25,000 (the second closing). Within 6 months after paying the $25,000, we have to pay KBT the balance of the purchase price of $50,000.

(c) Kulvinder Matharu is the President of, and controls, KBT, HG and Megadeposit, three Tanzanian companies. At the time the asset purchase agreements were entered into, Mr. Matharu is at arm's length to Douglas Lake and its directors and officers. After signing the Asset Purchase Agreements, in January 2006, Douglas Lake appointed Mr. Matharu as its Vice President of African Affairs. At Douglas Lake's annual shareholders meeting held on April 7, 2006, Mr. Matharu was elected a director of Douglas Lake and appointed Chairman of the Company. The vendors directed the Company to issue the shares in the name of 39 persons, including four directors and one ex-director of the Company. On April 26, 2006, the directors and ex-director together were issued a total of 7,125,000 restricted stock (this number includes shares issued to The M-B Trust which Kulvinder Matharu, a director, may be deemed to have an indirect pecuniary interest over because his wife is one of the trustees and Mr. Matharu is one of the beneficiaries). Except for five persons who have an address in the US, all of the share recipients are not US Persons.

(d) The Company issued 16,000,000 restricted stock and will pay $75,000 for the five Tanzanian Prospecting Licenses, pursuant to arm's length negotiations.

(e) We are presently raising additional funding from the sale of our common stock to pay for the cash portion of the purchase price, $25,000 of which is payable by August 24, 2006 and the remaining $50,000 is payable 6 months from the first payment date.

(f) Description of Shell Company

Description of Business

General

Douglas Lake Minerals Inc. was incorporated under the laws of the State of Nevada on January 5, 2004, whose principal executive offices are located in Vancouver, British Columbia, Canada.

Business Overview

We are a start-up exploration stage company and have not yet started our business operations or generated or realized any revenues from our business operations. In April 2004, we acquired a 100% undivided interest in the PAC claims in British Columbia. The PAC claims consist of two mineral claims covering 1,000 hectares located in the Coast Range mountains in south-west British Columbia in Lillooet Mining Division. In addition, we recently acquired three prospecting licenses in Tanzania, as described above.

There is no assurance that a mineral deposit exists on the mineral claims until appropriate geological exploration is done and a final comprehensive evaluation is concluded. There are no mineral reserves on the mineral claim and our proposed exploration program is entirely exploratory in nature.

The exploration program known as preliminary reconnaissance proposed by Douglas Lake is designed to determine whether mineralization exists to the extent that further exploration is recommended to outline any such discovered mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations.

We intend to explore for base and precious metals on our properties. There can be no assurance that valuable minerals exist on our PAC Claim property until proper geological work and analysis is performed. Our PAC Claim property has no proven or probable mineral reserves. We own a 100% undivided mineral interest in the mineral claim and our title to the mineral claim gives us the rights to any of the mineral deposits situated on the PAC Claim.

On August 5, 2005, we entered into three agreements to acquire five prospecting licenses to five properties in Tanzania. These agreements are subject to our due diligence and subject to us being able to close on all three agreements at the same time. On April 26, 2006, we closed on all three agreements and acquired three prospecting licences, with the remaining two prospecting licences to be transferred to us by August 24, 2006.

We have been negotiating with the owners of the remaining two prospecting licences (Morogoro and KM 7), and have now completed our negotiations. According to the agreement, the two prospecting licences will be transferred to us by August 24, 2006, at which time we have to pay KBT $25,000.

We have been investigating and negotiating to acquire additional prospecting licences in Tanzania.

On April 27, 2006, we entered into a Strategic Alliance Agreement with Canaco Resources Inc., a Canadian public company. Under the agreement Canaco will provide technical expertise in the exploration and development of base and precious metal deposits in the Tanzanian properties that are the subject of our prospecting licences. In addition, Canaco will make a cash payment of $350,000 to Douglas Lake when it has acquired title to five Tanzanian prospecting licences and has committed to spend up to $2 million over the next two years performing initial assessment of the mineral potential of any properties Douglas Lake acquires in Tanzania. In exchange, Douglas Lake granted Canaco the right to earn up to 70% interest in prospects that meet Canaco's acquisition criteria through specific option agreements on properties of Canaco's choosing. A copy of the agreement is attached as an exhibit to this report.

Management's Discussion and Analysis or Plan of Operation

For our management discussion and analysis/plan of operation, see our Annual Report on Form 10-KSB for year ended May 31, 2005, our Quarterly Reports on Form 10-QSB for the periods ended August 31, 2005; November 30, 2005; and February 28, 2006, which are herein incorporated by reference.

Description of Property

The Company's business is the acquisition and exploration of mineral properties in British Columbia, and with a focus on exploring for gold properties in Tanzania. The Company funds its activities by way of the sale and issuance of its securities to accredited investors. The Company's properties are without a known body of commercial ore, with no established reserves, and the Company's activities to date on such properties have been exploratory in nature.

For information on our PAC claims in British Columbia, see our Annual Report on Form 10-KSB for year ended May 31, 2005, and our Quarterly Reports on Form 10-QSB for the periods ended August 31, 2005; November 30, 2005; and February 28, 2006 which are herein incorporated by reference.

The Company's five subject prospecting licenses located in Tanzania are held in the names of the following companies and expire as indicated:

Prospecting License	Name Of Holder	Date Granted	Last Renewal Application	Prospecting Licence Expiry Date
Tabora PL 2810/2004	Douglas Lake	Oct. 30, 2004	n/a	Oct. 29, 2006
Ashanti South West PL 2683/2004	Douglas Lake	Sep. 14, 2004	n/a	Sep. 13, 2006
Negero (Green Hills) PL 2957/2005	Douglas Lake	Dec. 21, 2004	n/a	Dec. 20, 2006
Morogoro PL 3117/2005	Atlas Africa Limited	Mar. 29, 2005	n/a	Mar. 28, 2008
KM 7 PL 3118/2005	Atlas Africa Limited	Mar. 29, 2005	n/a	Mar. 28, 2008

Tabora

The property's north west corner is located at (A 2810) S04o 44' 40" E32o 47' 10", it extends approximately 22 kilometres to the east and 12 kilometres to the south for a total area of approximately 264 square kilometres. Access to the property is via 35 kilometres of secondary roads north from the town of Tabora which 350 kilometres by all weather road south of the city of Mwanza.

ASW (Ashanti South West) Property

The property's north west corner is located at (A 2683) S5o 54' 52.2" E36o 46' 59.6", it extends approximately 40 kilometres to the east and 6 - 15 kilometres to the south. Access to the property is off the main Morogoro (approximately 100 kilometres to the south east) to Dodoma main paved highway and approximately 35 kilometres along secondary main roads to the property near the village of Kibati. Secondary and tertiary roads transect the whole area of the property enabling access to the total area.

KM 7 Property

The property's north west corner is located at (A 3118) S5o 39' 52.2" E37o 19' 59.5", it extends approximately 17 kilometres to the east and 9 kilometres to the south. Access to the property is off the main Morogoro (approximately 100 kilometres to the south east) to Dodoma main paved highway and approximately 65 kilometres along secondary main roads to the property north the village of Kibati. Secondary and tertiary roads transect the southern and western portions of the property enabling access to the total area.

Negero (Green Hills) Property

The property's north west corner is located at (A 2957) S5o 40' 22.2" E37o 43' 59.5", it extends approximately 20 kilometres to the east and 10 kilometres to the south. Access to the property is off the main Morogoro (approximately 45 kilometres to the south of the Handeni Junction) to Dodoma main paved highway and approximately 88 kilometres along the Secondary highway B127 (to Handeni) to the property, which is astride that road) near the village of Negero. Some tertiary roads provide access to most areas of the property.

Morogoro

The property's North east corner is located at S6o 56.9' E37o 28.6', and extends approximately 26 kilometres to the west and 6 kilometres to the south. Property access is on either side the main Trans-

Tanzanian Highway, with secondary and tertiary roads transecting the entire area, facilitating easy access all parts of the property.

Title

The Company has purchased outright 100% of the mineral concession rights for the Tanzanian properties known as Tabora, Ashanti SW and Negero. The Company is scheduled to purchase on or before August 24, 2006, the outright 100% of the mineral concession rights for the Tanzanian properties known as Morogoro and KM 7. These rights confer on the Company all interest in and to the minerals contained therein. After the three year mining lease comes up for renewal 50% of the concession has to be relinquished.

History

No prior exploration has been completed on the property. There is evidence of recent alluvial workings but no records are available.

Current Condition

The ASW and Kilometre 7 Properties are in a primary condition. Other than some initial geological prospecting by the Company's former president no other work has been completed by the Company. An initial work program of grid establishment, followed by geochemical soil sampling, geophysical surveying by magnetics and geological mapping is planned to commence in the first quarter of 2006. The property is without any known reserves and the proposed exploration program is exploratory in nature.

The Negero (Green Hills) Property is in a primary condition. Some initial geological prospecting by the Company's former president has been completed by the Company and a preliminary magnetometer survey on wide spaced lines has been initiated. A further work program of continued grid establishment, followed by detailed geochemical soil sampling, geophysical surveying by magnetics and geological mapping is planned to commence in the first quarter of 2006.The property is without any known reserves and the proposed exploration program is exploratory in nature.

Age et al.

No modern equipment or improvements exist or have been made on the property. Power to the properties will have to be supplied by generators as there is no power grid to this region.

Geology

The properties are underlain by rocks that have been classified as Proterozoic gneisses.

The main geology is part of the Usagaran System of rocks of Tanzania. This system of felsic gneisses is highly metamorphosed and includes some marble units. It is delineated as part of the West mobile belt of Africa which surrounds the African Craton (Tanzania Craton).

An east west structure has been proposed as the main ground preparation for the region and its related gold mineralization. Due to the minimal to non-existent exploration in the area, no geological model or theory has been developed, however the Pogo model of quartz lodes in Alaskan gneisses has been suggested. Suffice to say that at this stage infinite exponentially, more gold dollars have been mined and recovered from placer and hard rock by local artesian miners then has been exploration dollars have been expended on exploration.

Gold is the main commodity sought.

Exploration Activities

All of the properties in which the Company holds an interest are in the exploration stage only. Mineral exploration and development involves a high degree of risk and few properties, which are explored, are ultimately developed into producing mines. There is no assurance that the Company's mineral exploration activities will result in any discoveries of commercial bodies of ore. The long-term profitability of the Company's operations will be in part directly related to the cost and success of its exploration programs, which may be affected by a number of factors beyond the control of the Company.

The Company designs a program of preliminary exploration which can involve grid mapping, geophysical and magnetic surveying, geochemical surveying, geological sampling, grab sampling, assaying and other forms of prospecting as circumstances may require.  Based on the preliminary results, mineral properties are ranked according to merit for further exploration work, which may involve further mapping, more detailed geophysical and geochemical surveying, and trenching to identify potential drill targets.  If mineralization is indicated which merits further investigation, drill targets are selected, and a drilling program for underground sampling and assaying will commence.

The Company's exploration activities are focused on the exploration of existing mineral properties and identification of new mineral properties both at existing sites and at undeveloped sites. Once a potential mineral property has been discovered, exploration is extended and intensified in order to enable clearer definition of the mineral and the potential portions to be mined. Geological techniques are constantly refined to improve the economic viability of prospecting and mining activities.

We conduct exploration activities on our own or with joint venture partners.

Exploration

The Company's newly acquired exploration properties are all located in the United Republic of Tanzania, Africa. The government of Tanzania is a stable, multi-party democracy. Mineral exploration in Tanzania is affected by local climatic, political, and economic conditions. The Company's properties have year round access, although seasonal winter rains from December to March may result in flooding in low lying areas, which are dominated by mbuga (black organic rich laustrine flood soils). Further, most lowland areas are under active cultivation for corn, rice, beans and mixed crops by subsistence farmers. As a result, the area has been deforested by local agricultural practices for many years. The seasonal rains and deforested areas can create a muddy bog in some areas, which can make access more difficult, and could impede or even prevent the transport of heavy equipment to the Company's mineral properties at certain times of the year between December to March.

Competition

The mining industry in which the Company is engaged is in general, highly competitive. Competitors include well-capitalized mining companies, independent mining companies and other companies having financial and other resources far greater than those of the Company. The Company competes with other mining companies in connection with the acquisition of gold and other precious metal properties. In general, properties with a higher grade of recoverable mineral and/or which are more readily mineable afford the owners a competitive advantage in that the cost of production of the final mineral product is lower. Thus, a degree of competition exists between those engaged in the mining industries to acquire the most valuable properties. As a result, the Company may eventually be unable to acquire attractive gold mining properties.

Dependence on Customers and Suppliers

The Company is not dependent upon a single or few customers or supplier for revenues or its operations.

Governmental Regulations

The Company's mineral interests in Tanzania are held under prospecting licenses granted pursuant to the Mining Act, 1998 (Tanzania) for initial periods of three years and the prospecting licence reconnaissance have been issued for initial periods of two years, and are renewable in two successive periods of two years only. We must pay annual rental fees for our prospecting licenses based on the total area of the license measured in square kilometres, multiplied by US$20.00 per sq. km. There is also an initial one-

time "preparation fee" of US$200.00 per license. Upon renewal, we pay a renewal fee of US$200.00 per license. Renewals of our prospecting licenses can take many months and even years to process by the regulatory authority in Tanzania.

All prospecting licenses in Tanzania also require the holder to expend funds in the employment and training of Tanzanian personnel, which expenditures typically amount to US$5,000 per year, and in exploration expenditures, which are set out in the Mining Act, 1998 (Tanzania). At each renewal, at least 50% of our licensed area must be relinquished. If the Company wishes to keep the relinquished one-half portion, it must file a new application for the relinquished portion.

The geographical area covered by a prospecting licence ("PL") may contain one or more previously granted primary mining licences (individually, a "PML"). A PML is a mining licence granted only to a Tanzanian citizen consisting of an area of approximately 8 hectares. Once a PL is granted, no additional PMLs can be granted within the geographical area covered by the PL. The PL is subject to the rights of previously granted and existing PMLs. The holder of a PL will have to work around the geographical area of the PML unless the PL holder acquires the PML and any rights to the land covered by the PML.

We must hold a mining license to carry on mining activities, and a mining license will only be granted to the holder of a prospecting license over the area. A mining license is granted for a period of 25 years or the life of the mine. It is renewable for a period not exceeding 15 years. We do not hold any mining licenses, only prospecting licenses. Prospecting and mining license holders must submit regular reports in accordance with mining regulations. Upon commercial production, the government of Tanzania imposes a royalty on the gross value of all production at the rate of 3% of all gold produced. The applicable regulatory body in Tanzania is the Ministry of Energy and Minerals.

In July 1999, environmental management and protection regulations under the Mining Act, 1998 (Tanzania) came into force. An environmental impact statement and an environmental management plan must accompany special mining license, mining license and gemstone mining license applications for mineral rights. In addition to the establishment of environmental regulations, the Tanzanian Government has improved management procedures for effective monitoring and enforcement of these regulations by strengthening the institutional capacity, especially in the field offices. The Government has provided rules for the creation of reclamation funds to reinstate land to alternative uses after mining and it has developed guidelines for mining in restricted areas, such as forest reserves, national parks, sources of water and other designated areas. These regulations have not had any material adverse effect on the Company's operations, which are exploration in nature at this time.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 26, 2006, following issuance of shares pursuant to the Asset Purchase Agreements, as amended, concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to be the beneficial owner of more than 5% of the Company's common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Douglas Lake Minerals Inc., Suite 808 - 27 Alexander Street, Vancouver, British Columbia V6A 1B2.
Name and Address	Shares Owned		Percentage
Antonia Bold-Haughton Director and Chief Financial Officer	230,000		1.1%
Kulvinder Matharu Director and Chairman	4,260,000	(1)	19.9%
Honorable Joseph Rugumyamheto Director	0		0%

Name and Address	Shares Owned	Percentage
Gurpreet S. Sangha Director and Secretary-Treasurer	360,000		1.7%
Harpreet S. Sangha Director, President & Chief Executive Officer	2,064,000		9.7%
Honorable Daniel Yona Director	100,000		0.5%
The M-B Trust Winnipeg, Manitoba	4,260,000	(1)	19.9%
Muganyizi Lutagwaba Tanzania	2,450,000		11.5%
Atmajit Aujla Surrey, BC	1,650,000		7.7%
Sukhminder S. Gill Punjab India	1,200,000		5.6%
CEDE & CO New York, NY	1,116,984		5.2%
All officers and directors as group (6 persons)	7,014,000		32.8%

(1)  Mr. Matharu's share ownership includes 4,260,000 shares registered in the name of The M-B Trust. Mr. Matharu's wife is one of the trustees of The M-B Trust and Mr. Matharu is one of the beneficiaries in The M-B Trust. Mr. Matharu therefore may be deemed to have an indirect pecuniary interest over the shares held by the trust. Of the shares held by the trust, Mr. Matharu reports that 600,000 shares are held in trust for Mr. Matharu and Mr. Matharu disclaims ownership over the remaining shares held by The M-B Trust.

Directors, Executive Officers, Promoters and Control Persons

For information on directors and executive officers of our company, see our Proxy Statement dated March 13, 2006 and filed on March 24, 2006, which is herein incorporated by reference.

Executive Compensation

For information on compensation received by our directors and executive officers of our company for the last two completed fiscal years, see our Annual Report on Form 10-KSB for year ended May 31, 2005, which is herein incorporated by reference.

Certain Relationships And Related Transactions

For information on related party transactions, see our Annual Report on Form 10-KSB for year ended May 31, 2005, and our Proxy Statement dated March 13, 2006 and filed on March 24, 2006, which are herein incorporated by reference.

Description of Securities

Douglas Lake is presently authorized to issue 100,000,000 shares of common stock, with a par value of $.001 per share. As of April 26, 2006, there were 21,380,732 shares of our common stock outstanding, held by 117 stockholders of record.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors. Holders of our common stock representing a majority of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our Company nor are any common shares subject to redemption or convertible into other securities of our Company. Upon liquidation, dissolution or winding up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our Company.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Anti-Takeover State Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. As a result of these conditions, the statute currently does not apply to our company.

Market for Common Equity and Related Stockholder Matters

For information on our common stock and related stockholder matters, see our Annual Report on Form 10-KSB for year ended May 31, 2005, which is herein incorporated by reference.

Legal Proceedings

Alleged Violations of Securities Law

On January 23, 2006, the Pennsylvania Securities Commission ("PSC") issued an inquiry letter to the Company. The inquiry alleged that the Company offered and sold securities to investors without being in compliance with Regulation D and without registration. The PSC notified us that an acceptable course of action was for us to offer the Pennsylvania state residents an opportunity to rescind their investment with us.

The Company will, after this Report is filed, mail a rescission offer to two Pennsylvania resident investors who bought shares from the Company in April 2005. The Pennsylvania state statutes give the investor the right to require the Company to repurchase the shares bought at a price of $0.30 per share plus interest at the statutory rate calculated from the date of payment.

The common stock of the Company is traded on the NASD OTC Bulletin Board under the symbol DLKM. The Company common stock closed at $2.50 on May 1, 2006.

Acceptance of the rescission offer must be mailed to the Company within thirty (30) days from receipt of the rescission offer. Acceptance of the rescission offer is not valid unless the shareholder returns the stock certificates to the Company within 45 days of receipt of the rescission offer. If a valid acceptance of the rescission offer is not made within these time periods, any statutory right to require the Company to redeem the shares pursuant to these state statutes will expire.

The Company's only other US investors at the subject private placement were residents of California. The Company will also mail a similar rescission offer to the California investors.

Changes In and Disagreements with Accountants

None.

Indemnification

Our Bylaws and sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. We have authorized the indemnification of our officer and director to the full extent available under the Nevada Revised Statutes.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Asset Purchase Agreements, as amended, on April 26, 2006, the Registrant issued 16,000,000 restricted shares to KBT, HG and Megadeposit, and their nominees, pursuant to Regulation S of the Securities Act of 1933, as amended. Each of KBT, HG and Megadeposit represented to us that it was a non-U.S. person as defined in Regulation S. KBT, HG and Megadeposit directed the Company to issue the shares to 39 persons including four directors and one ex-director of the Company, of which five persons have an address in the US. The directors and ex-director together were issued a total of 7,125,000 restricted stock (this number includes shares issued to The M-B Trust which Kulvinder

Matharu, a director, may be deemed to have an indirect pecuniary interest over because his wife is one of the trustees and Mr. Matharu is one of the beneficiaries). We did not engage in a distribution of this share issuance in the United States. No general solicitation or general advertising was conducted in connection with the sales of the shares. No underwriters were involved with the sale of these shares and no commissions or other forms of remuneration were paid to any person in connection with such share issuance. Legends were affixed to the stock certificate issued to each person.

Section 5.06 - Change in Shell Company Status

The disclosure set forth in Item 2.01 is hereby incorporated by reference. We believe the transaction described herein has the effect of causing the Company to cease being a shell company, as defined in Rule 12b-2 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith.

(c) Shell company transactions.

The registrant does not believe financial statements and pro forma financial information is required by Rule 3-05(a) of Regulation S-X.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
Date: May 3, 2006	By: Kulvinder Matharu Kulvinder Matharu, Chairman

INDEX TO EXHIBITS
Exhibit No.		Description
10.1	(1)	Asset Purchase Agreement with KBT Discovery Group Tanzania Ltd.
10.2	(2)	Asset Purchase Agreement Amendment No. 1 with KBT Discovery Group Tanzania Ltd.
10.3	(3)	Asset Purchase Agreement Amendment No. 2 with KBT Discovery Group Tanzania Ltd.
10.4	(1)	Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Limited

Exhibit No.	Description
10.5	(2)	Asset Purchase Agreement Amendment No. 1 with Hydro-Geos Consulting Group Tanzania Limited
10.6	(3)	Asset Purchase Agreement Amendment No. 2 with Hydro-Geos Consulting Group Tanzania Limited
10.7	(1)	Asset Purchase Agreement with Megadeposit Explorers Limited
10.8	(2)	Asset Purchase Agreement Amendment No. 1 with Megadeposit Explorers Limited
10.9	(3)	Asset Purchase Agreement Amendment No. 2 with Megadeposit Explorers Limited
10.10		Strategic Alliance Agreement with Canaco Resources Inc.

(1)    Incorporated by reference to Current Report on Form 8-K dated August 22 2005.

(2)    Incorporated by reference to Current Report on Form 8-K dated November 14, 2005.

(3)    Incorporated by reference to Quarterly Report on Form 10-QSB for the period ended November 30, 2005.